Exhibit 99(a)
                                                              KOGER EQUITY, INC.

                             Koger Equity Announces
               Fourth Quarter and Year End 2001 Financial Results

     Boca Raton, Florida--February 21, 2002--Koger Equity, Inc. (NYSE:KE) today reported results for the fourth quarter and year ended December 31, 2001.

     -- For properties owned on December 31, 2001, leasing activity during the quarter totaled approximately 209,000 rentable square feet encompassing 81 leases. The weighted average net rental rate on leases signed, excluding first generation space and renewals, was $12.23 as compared to $12.19 for the average net rental rate on expiring leases, a 0.3% increase in net rental rates. In addition, the weighted average net rental rate on renewal leases signed was $11.53 as compared to $11.10 for the average net rental rate on expiration, a 3.9% increase in net rental rates.

     -- For properties owned on December 31, 2001, the Company signed 1,235,000 square feet of leases in 325 transactions during 2001 and did so at an average cost of $1.18 per square foot per year.

     --   Tenant retention rate was 59% for the quarter and 66% for the year.

     -- Occupancy for the properties owned on December 31, 2001, was down 1.4% to 90% at December 31, 2001 compared with 91.4% at December 31, 2000.

     -- Dividend coverage to Funds from operations ("FFO") was 55.6% and Cash Available for Distribution ("CAD") was 66.7% for the year ended December 31, 2001.

     -- Operating margins and expense control have improved slightly from 62.4% to 62.8% for the years ended December 31, 2000 and 2001.

     -- For 2001, portfolio wide net operating income ("NOI") was increased to $104.0 compared to $102.9 for the prior year.

     Funds from operations for the fourth quarter totaled $16.6 million or $0.62 per share on a fully diluted basis, as compared with $16.1 million or $0.58 per share on a fully diluted basis, for the fourth quarter 2000. This represents a 6.9% increase in fully diluted FFO per share between years. Included in the fourth quarter of 2000 was a charge of $2.1 million related to the Company's reorganization. Excluding this reorganization charge, FFO would have been $0.65 per share on a fully diluted basis, representing a 4.6 percent decrease in fully diluted FFO per share between years. Revenues for the fourth quarter 2001 totaled $40.9 million, as compared to revenues of $41.5 million for the same period in 2000, a 1.5% decrease. This decrease was primarily due to the sale of properties which occurred on December 12, 2001. For purposes of FFO, the weighted average number of common shares and units outstanding totaled 26,785,000 for the fourth quarter 2001 on a fully diluted basis.
     For 2001, FFO totaled $69.7 million on revenues of $170.6 million compared with FFO of $56.1 million on revenues of $167.9 million for the same period in 2000, a 24.2% increase in FFO and a 1.6% increase in revenues. FFO per fully diluted share for 2001 was $2.52 as compared to $2.01 per fully diluted share for the same period in 2000, a 25.4% increase. Included in the year 2000 was a charge of $12.8 million related to the Company's reorganization. Excluding this reorganization charge, FFO would have been $68.9 million or $2.46 per share on a fully diluted basis, representing a 1.1% increase in FFO and a 2.4% increase in fully diluted FFO per share between years.
     Earnings per share for the three months and year ended December 31, 2001 were $1.86 and $2.75, respectively, per diluted share. Operating earnings per share for the three months and year ended December 31, 2001 were $0.34 and $1.28, respectively, per diluted share.

         Other year 2001 highlights include:

     -- Completed construction on two office buildings during the first half of the year, consisting of 181,000 square feet, in two markets.

     -- Completed the sale of 75 suburban office buildings, one retail center and 3.4 acres of unimproved land for approximately $206.7 million cash and 5.73 million shares of the Company's common stock.

     -- Obtained a $125 million secured revolving credit facility which matures in December 2004.

     Earnings Estimates

     On our scheduled February 22, 2002 conference call, management will discuss earnings guidance for 2002. Based on current market conditions and certain assumptions with regard to rental rates and other projections, our estimate is that fully diluted FFO per share for 2002 will be approximately $2.00 in a tight range.
     Estimates of future FFO per share are by definition, and certain other matters discussed in this press release may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Koger Equity, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from Koger Equity's expectations are set forth as risk factors in the Company's SEC reports and filings, including its annual report on Form 10-K. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents; its ability to achieve economies of scale over time; the demand for tenant services beyond those traditionally provided by landlords; changes in interest rates; changes in operating costs; its ability to attract and retain high-quality personnel at a reasonable cost in a highly competitive labor environment; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; and its ability to complete current and future development projects on schedule and on budget. Many of these factors are beyond Koger Equity's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements contained or incorporated by reference herein, Koger Equity claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

     About Koger Equity

     Koger Equity, Inc. currently owns and operates 12 suburban office parks and three freestanding buildings, containing 7.7 million rentable square feet, located in eight cities in the Southeast and manages for others eight suburban office parks and two freestanding buildings, containing 3.96 million rentable square feet, located in six cities in the Southeast and Southwest.
     Copies of the Company's December 31, 2001, Fourth Quarter Supplemental Disclosure package are available upon request to Investor Relations, 8880 Freedom Crossing Trail, Suite 101, Jacksonville, Florida, 32256-8280, 904-538-8871. Also, the Fourth Quarter Supplemental Disclosure and additional Koger Equity information can be found on the Company's web site at www.koger.com.

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KOGER EQUITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands except per Share Data)

                                                                       For the                      For the
                                                                Three Months Ended                Year Ended
                                                              12/31/01      12/31/00        12/31/01      12/31/00
                                                              --------      --------        --------      --------
Revenues
  Rental and other rental services revenues                     $40,161       $40,446       $165,623       $164,733
  Management fees                                                   550           538          4,080          1,793
  Income from Koger Realty Services, Inc.                             0           293             81            645
  Interest                                                          180           225            776            703
                                                               --------      --------      ---------      ---------
     Total revenues                                              40,891        41,502        170,560        167,874
                                                               --------      --------      ---------      ---------

Expenses
  Property operations                                            14,859        13,904         61,608         61,868
  Depreciation and amortization                                   8,173         9,247         36,007         35,133
  Mortgage and loan interest                                      5,825         6,709         25,204         27,268
  General and administrative                                      2,264         4,129          8,412         20,217
  Direct cost of management fees                                    720           291          3,378            898
  Other                                                              18            26            189            217
                                                               --------      --------      ---------      ---------
     Total expenses                                              31,859        34,306        134,798        145,601
                                                               --------      --------      ---------      ---------

Income Before Gain (Loss) on Sale or Disposition of
  Assets, Income Taxes and Minority Interest                      9,032         7,196         35,762         22,273
Gain (loss) on sale or disposition of assets                     39,189          (422)        39,189          6,015
                                                               --------      --------      ---------      ---------
Income Before Income Taxes and Minority Interest                 48,221         6,774         74,951         28,288
Income taxes                                                        235            (2)           684            (21)
                                                               --------      --------      ---------      ---------
Income Before Minority Interest                                  47,986         6,776         74,267         28,309
Minority interest                                                   107           164          1,044          1,156
                                                               --------      --------      ---------      ---------
Net Income                                                      $47,879      $  6,612      $  73,223      $  27,153
                                                                =======      ========      =========      =========

Earnings Per Share:
   Basic                                                       $   1.87      $   0.25      $    2.76      $    1.02
                                                               ========      ========      =========      =========
   Diluted                                                     $   1.86      $   0.25      $    2.75      $    1.01
                                                               ========      ========      =========      =========
Weighted Average Shares:
   Basic                                                         25,641        26,797         26,517         26,730
                                                               ========     =========      =========      =========
   Diluted                                                       25,785        26,876         26,610         26,962
                                                               ========     =========      =========      =========
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KOGER EQUITY, INC.
FUNDS FROM OPERATIONS
(In Thousands except per Share Data)

                                                                        For the                      For the
                                                                 Three Months Ended                Year Ended
                                                               12/31/01      12/31/00        12/31/01      12/31/00
                                                               --------      --------        --------      --------
Net income                                                       $47,879     $   6,612      $  73,223      $  27,153
Depreciation - real estate                                         7,270         8,372         32,261         31,720
Amortization - deferred tenant costs                                 514           492          2,172          1,923
Amortization - goodwill                                               42            42            170            170
Minority interest                                                    107           164          1,044          1,156
Loss (gain) on sale or disposition:
    Operating properties                                         (39,189)          422        (39,189)        (5,963)
    Non-operating assets                                               0             0              0            (52)
                                                                --------     ---------        -------        -------
Funds from operations                                            $16,623     $ 16,104       $  69,681      $  56,107
                                                                 =======     ========       =========      =========
Weighted average shares/units outstanding - diluted               26,785        27,876         27,610         27,962
Funds from operations, per diluted share/unit                   $   0.62     $    0.58      $    2.52      $    2.01
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KOGER EQUITY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Data)
                                                                  December 31,             December 31,
                                                                      2001                    2000
                                                                ----------------         ----------------
ASSETS
Real estate investments:
  Operating properties:
     Land                                                            $91,919                  $138,214
     Buildings                                                       568,285                   805,935
     Furniture and equipment                                           3,082                     2,631
     Accumulated depreciation                                       (123,999)                 (155,817)
                                                                    --------                  --------
         Operating properties - net                                  539,287                   790,963
  Properties under construction:
     Land                                                                  -                     2,128
     Buildings                                                             -                    12,023
  Undeveloped land held for investment                                13,779                    13,899
  Undeveloped land held for sale, net of allowance                        76                        76
Cash and cash equivalents                                            113,370                     1,615
Accounts receivable, net of allowance for uncollectible
  accounts of $1,114 and $584                                         11,574                    13,232
Investment in Koger Realty Services, Inc.                                  -                     2,533
Cost in excess of fair value of net assets acquired, net of
  accumulated amortization of $683 and $1,195                            595                     1,360
Other assets                                                          11,904                    13,193
                                                                  ----------                 ---------
     TOTAL ASSETS                                                   $690,585                  $851,022
                                                                    ========                  ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and loans payable                                       $248,683                  $343,287
  Accounts payable                                                     4,962                     4,961
  Accrued real estate taxes payable                                    1,007                     4,175
  Accrued liabilities - other                                          9,206                    10,562
  Dividends payable                                                   44,159                     9,392
  Advance rents and security deposits                                  5,103                     7,014
                                                                  ----------                ----------
     Total Liabilities                                               313,120                   379,391
                                                                    --------                  --------

Minority interest                                                     22,923                    23,138
                                                                   ---------                 ---------

Shareholders' equity:
  Preferred stock, $.01 par value; 50,000,000 shares authorized;
     issued:  none
  Common stock, $.01 par value; 100,000,000 shares authorized;
     issued:  29,663,362 and 29,559,381 shares;
     outstanding:  21,128,905 and 26,829,239 shares                     297                        296
Capital in excess of par value                                      469,779                    468,277
Notes receivable from stock sales                                    (5,066)                    (6,250)
Retained earnings                                                    21,180                     20,261
Treasury stock, at cost; 8,534,457 and 2,730,142 shares            (131,648)                   (34,091)
                                                                   ---------                 ---------
     Total Shareholders' Equity                                     354,542                    448,493
                                                                   ---------                 ---------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $690,585                   $851,022
                                                                   =========                 =========
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